Exhibit 99.1

                                   TX HOLDINGS
                                CHAIRMAN SETTLES
                                    WITH SEC


ABILENE, Texas (November 21, 2007) TX Holdings Inc. (OTCBB: TXHG) Mark Neuhaus, Chairman reports that he has settled his involvement in the case of SEC VS
Universal Express, Inc. ...

1. Without admitting or denying the allegations of the Complaint (except as to personal and subject matter jurisdiction, which Mr. Neuhaus admits, and recognizing the adjudicated claim of violation of Section 5 of the Securities Act of 1933, as determined in the Court's Opinion and Order entered February 21,
2007), Defendant hereby consents to the entry of an Order for Permanent Injunction and Other Relief in the form attached hereto (the "Permanent Injunction") and incorporated by reference herein, which, among other things:

         (a) permanently restrains and enjoins Mr. Neuhaus from violation of Sections 5 and 17(a) of the Securities Act of 1933 ("Securities Act") and Section 10(b) of the Securities Exchange Act of 1934 ("Exchange Act") and Rule 10b-5, [15 U.S.C. ss.ss. 77e, 77q(a), 78 j(b) and 17 C.F.R. ss.
                  240.10b-5];

         (b) bars Mr. Neuhaus from participating in an offering of penny stock, including engaging in activities with a broker, dealer, or issuer for purposes of issuing, trading, or inducing or attempting to induce the purchase or sale of any penny stock. A penny stock is any equity security that has a price of less than five dollars, except as provided in Rule 3a51-1 under the Exchange Act [17 C.F.R. 240.3a51-1]; and

         (c) finds Mr. Neuhaus is liable for disgorgement and prejudgment interest, and potentially, for civil penalties under Section 20(d)(2)(C) of the Securities Act and Section 21(d)(3)(B)(iii) of the Exchange Act [15 U.S.C. ss.ss. 77t(d)(2)(C) and 78u
                  (d)(3)((B)(iii), 17 C.F.R. ss. 201.1002], but delays
                  determination of the amount of disgorgement, prejudgment interest and the appropriateness and amount of civil penalties, if any, until a later hearing before the Court. ...

(the above is excerpted from the Consent form of Mr. Neuhaus with the SEC)

About TX Holdings, Inc.

TX Holdings is a publicly traded oil and gas production company. For further information, please visit the Company's website at www.txholdings.com.